Exhibit 4.1

                     SPECIMEN COMMON STOCK CERTIFICATE


NUMBER                                                 SHARES
FLYi ______                                            ________


                                              CUSIP 34407T 10 4
                                        SEE REVERSE FOR CERTAIN DEFINITIONS

                                FLYi, Inc.
           INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


THIS CERTIFIES that

is the owner of


FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF FLYi, Inc., transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Amended and Restated Certificate of Incorporation and the Restated By-Laws of the Corporation, as now or hereafter amended. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:____________

/s/ Richard J. Kennedy                       /s/ Kerry B. Sheen
Secretary                                      Chairman & Chief Executive
Officer

[SEAL]

Countersigned and Registered:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
(Jersey City, NJ)
Transfer Agent and Registrar

By:_________________
Authorized Officer

                                FLYi, Inc.

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

This certificate also represents Rights that entitle the holder hereof to certain rights as set forth in a Rights Agreement between the Corporation and Continental Stock Transfer and Trust Company, as Rights Agent, dated as of January 27, 1999, as it may be amended from time to time in accordance with its terms (the "Rights Agreement"), the terms, conditions and limitations of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefore. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or beneficially owned by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common
TEN ENT -- as tenants by the entireties
JT TEN --                      as joint tenants with right of survivorship
and not as tenants in common
UNIF GIFT MIN ACT -- ______(Cust) Custodian ________________ (Minor) under Uniform Gifts to Minors Act _________ (State)

Additional abbreviations may also be used though not in the above list.

For value received, _____________________________.hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

__________________________________________________________________________
Please print or typewrite name and address including postal zip of assignee

__________________________________________________________________________
Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

__________________________________________________________________________
Attorney to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.

Dated:  ___________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed


_____________________________
The signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Saving and Loan Associations and Credit Unions with membership in and approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.